Principal Real Asset Fund
Supplement dated November 3, 2026
to the Prospectus dated August 1, 2026 and
Statement of Additional Information dated
August 1, 2026 (as previously supplemented)
This supplement updates information currently in the Prospectus and Statement of Additional Information. Please retain this supplement for future reference.
The changes described below are being made to the Prospectus and Statement of Additional Information.
Effective November 3, 2026, remove May Tong as a Portfolio Manager for the Principal Real Asset Fund (the “Fund”). Accordingly, all references to May Tong in the Funds’ Prospectus and Statement of Additional Information are hereby deleted.
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